UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Prudential Bancorp, Inc. of Pennsylvania

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Prudential Bancorp, Inc. of Pennsylvania
1834 West Oregon Avenue
Philadelphia, Pennsylvania  19145
(215) 755-1500

September 16, 2013

Dear Stockholder:

We have previously sent to you proxy material for the special meeting of stockholders of Prudential Bancorp, Inc. of Pennsylvania scheduled to be held on September 26, 2013 at which the proposed Plan of Conversion and Reorganization will be considered and voted upon.  Your Board of Directors unanimously recommends that stockholders vote FOR Proposals 1, 2, 3 and 4.

Your vote is important, no matter how many or how few shares you may own.  Please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

Your continued loyalty and support is greatly appreciated.

Very truly yours,

/s/Thomas A. Vento

Thomas A. Vento
Chairman, President and Chief Executive Officer

REMEMBER:

You can also vote your shares by telephone or via the Internet.
Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting
your shares, please call Eagle Rock Proxy Advisors at
1-877-705-6169.